Exhibit 99.1

September 20, 2019
Boards of Directors
First Financial Northwest, Inc.
First Financial Northwest Bank
First Financial Diversified Corporation
201 Wells Avenue South
Renton, Washington 98057
Re:    Letter of Resignation
Dear Fellow Board Members:
I hereby resign as a member of the Boards of Directors ("Board") of First Financial Northwest Inc. ("Company"), First Financial Northwest Bank ("Bank"), and First Financial Diversified Corporation ("FFD"), and any Committees of the Company, the Bank and FFD on which I serve, effective October 15, 2019, in each case.
It has been an honor and a privilege to serve on the Board. My decision to resign was a difficult one. I am resigning due to personal reasons.
As consideration for my service on the Board I understand that I will receive in cash, additional director's fees of $20,910.00 (for the total director's fee paid to me for the year in which I served of $31,365.00). I acknowledge and agree that my receipt of these amounts extinguishes any other benefits or fees owed to me.
I wish First Financial Northwest and the Board of Directors continued success.
Sincerely,

/s/Patricia M. Remch

Patricia M. Remch